Exhibit 99.1

Fortune Brands Reports First Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--Fortune Brands, Inc. (NYSE: FO):

  Company Delivers Results within Targeted Earnings Range Despite Challenging U.S. Environment
  International Growth and Successful New Products Across Company Moderate Impact of U.S. Home Products Market
  Brand-Building Investments Support Sales Growth for Key Spirits and Golf Brands

Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the first quarter of 2008. Strong growth in international markets across the company’s segments helped temper the impact of the correction in the U.S. housing market on the company’s home products brands. On a continuing operations basis, total net sales for Fortune Brands were 5% lower and diluted earnings per share before charges/gains were off 7%. The company’s sales in international markets grew by double digits, and worldwide net sales increased for brands including Jim Beam, Courvoisier, Teacher’s, Titleist, Cobra, FootJoy and Master Lock.

“Even with the U.S. housing correction and challenges in the U.S. economy, results in our seasonally smallest quarter achieved our previously announced earnings target range,” said Bruce Carbonari, president and chief executive officer of Fortune Brands. “We’re continuing to move aggressively to best position our business to compete in this environment and over the long term. That includes reducing cost structures in our home products business, sharply focusing on company-wide productivity initiatives, and continuing strategic investments to fuel long-term growth across our brands.”

Investing in Sustainable Long-Term Growth

“Specifically, we’re determined to maintain strategic spending to support brand building, new products and international expansion,” Carbonari continued. “While new investments in these targeted growth initiatives reduced first-quarter operating income in our spirits and golf segments, we believe that these are the right investments to help drive sustainable long-term growth. Furthermore, our underlying performance was better than our reported first-quarter numbers indicate, and we expect improved performance in the second half of the year.

“While our reported spirits sales were relatively flat, shipments of spirits were adversely impacted in the U.S. by larger-than-usual seasonal reductions in distributor inventories that don’t reflect the health of our brands in the marketplace,” Carbonari said. “Had distributor inventory movements been consistent with the prior year, our worldwide spirits sales would have been solidly higher. Sales increased at the premium end of our portfolio, reflecting favorable mix shift and our focus on growing our global premium spirits brands. On a depletions basis, our global premium brands grew in the U.S. and demonstrated strong growth in the U.K., Spain and Germany, as well as in Russia, India and China. We sustained the double-digit increase in brand spending we began in the third quarter of 2007, and we believe the brand-building campaigns we launched over the past several months for Sauza, Canadian Club and Courvoisier are helping each of these brands accelerate growth.

“In an increasingly challenging environment for our home products brands, Moen and Master Lock continued to gain share in the quarter. We’re also benefiting from our strength in the replace/remodel segment, which continues to perform significantly better than the new construction segment of the market. The success of our international growth initiatives contributed to results, as well.

“And in golf, new advanced-technology products helped us achieve a first-quarter sales record with growth in every product category and in all key geographies. That included especially strong growth in Japan and Korea, two key markets where we’re investing to expand our business,” Carbonari added.

For the first quarter of 2008, on a continuing operations basis:

  Net income was $108 million, or $0.69 per diluted share, down 12% from $0.78 in the year-ago quarter.
-- Comparisons were impacted by a $0.03 per share charge for one-time expenses related to the company's participation in the V&S auction process. Results in both the current and prior-year periods also reflected $0.03 per share in restructuring-related charges.
  Excluding one-time items in both the current and prior-year periods, diluted EPS before charges/gains was $0.75, down 7% from $0.81 in the year-ago quarter.
-- These results were within the company's previously announced target range for diluted EPS before charges/gains to be in the range of flat to down at a high-single-digit rate.
  Net sales were $1.81 billion, down 5%.
-- On a comparable basis, excluding excise taxes and foreign exchange, total net sales would have been down 7%.
  Operating income was $227 million, down 11%.
  Return on equity before charges/gains was 15%.
  Return on invested capital before charges/gains was 9%.

Outlook for Second Quarter and Full Year

“As we look ahead, we remain focused on our near-term goals: outperforming our markets, investing in our brands, and leveraging our breadth and balance to deliver growth and returns,” Carbonari said. “We’ll continue implementing high-return cost initiatives, as well as funding our long-term strategic investments. That includes our brand-building investments in spirits and our international growth initiatives across our businesses, all of which support sustainable long-term growth. Additionally, our combined cash flows, the strength of our balance sheet, and our substantial share repurchase authorization give us excellent flexibility to create value. At our current stock price, we continue to see share repurchases as a very attractive way to allocate capital.

“Looking to the balance of the year, our home products brands continue to face a very difficult economic environment. We’re continuing to budget for a home products market that declines at a low-double-digit rate on a revenue basis throughout the year. In our golf business, we are seeing a delayed start to the playing season in many northern U.S. markets due to bad weather. On the upside, our new golf products are being well received in the marketplace and we expect U.S. spirits shipments to bounce back in the months ahead.

“Taking these factors into account, we’re targeting diluted EPS before charges/gains for the second quarter to be down at a high-single-digit to mid-teens rate. That’s versus an EPS before charges/gains from continuing operations number of $1.51 for the second quarter of 2007,” Carbonari continued.

“We expect second-half results to be better than the first half, as we drive growth in spirits, outperform the home products market, progressively benefit from our company-wide productivity initiatives, and as our strategic brand investments annualize. For the full year, we’re continuing to target results within the range we established at the beginning of the year. However, given the uncertain U.S. economic environment, we’re narrowing our full-year target range. We’re now targeting diluted EPS before charges/gains to be in the range of flat to down at a high-single-digit rate. That’s versus $5.06 for 2007,” Carbonari added.

The company also reaffirmed its target of $500-600 million in free cash flow for 2008 after dividends and capital expenditures.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300™ Patent Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the forthcoming privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, comparable net sales, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2008	2007	% Change

Net Sales	$1,806.1	$1,909.1	(5.4)

Cost of goods sold	975.1	1,058.9	(7.9)

Excise taxes on spirits	95.1	97.1	(2.1)

Advertising, selling, general
and administrative expenses	488.2	475.8	2.6

Amortization of intangibles	12.4	12.0	3.3

Restructuring
and restructuring-related items	8.1	9.0	(10.0)

Operating Income	227.2	256.3	(11.4)

Interest expense	60.6	75.5	(19.7)

Other (income) expense, net	0.4	(9.4)	-

Income from Continuing Operations before
income taxes and minority interest	166.2	190.2	(12.6)

Income taxes	52.4	62.8	(16.6)

Minority interests	6.2	6.1	1.6

Income from Continuing Operations	107.6	121.3	(11.3)

Income from Discontinued Operations	12.9	(1.1)	-

Net Income	$ 120.5	$ 120.2	0.2

Earnings Per Common Share, Basic:
Income from continuing operations	$ 0.70	$ 0.80	(12.5)
Income from discontinued operations	0.08	(0.01)	-
Net Income	$ 0.78	$ 0.79	(1.3)

Earnings Per Common Share, Diluted:
Income from continuing operations	$ 0.69	$ 0.78	(11.5)
Income from discontinued operations	0.08	(0.01)	-
Net Income	$ 0.77	$ 0.77	-

Avg. Common Shares Outstanding
Basic	154.0	152.4	1.0
Diluted	156.3	156.1	0.1

Actual Common Shares Outstanding
Basic	154.1	152.6	1.0
Diluted	156.5	156.2	0.2

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended March 31,
	2008	2007	% Change
Net Sales

Spirits	$515.3	$519.4	(0.8)
Home and Hardware	894.4	1,022.6	(12.5)
Golf	396.4	367.1	8.0
Total Net Sales from Continuing Operations	$1,806.1	$1,909.1	(5.4)

Operating Income

Spirits	$128.6	$130.9	(1.8)
Home and Hardware	60.9	86.4	(29.5)
Golf	51.5	53.6	(3.9)
Corporate expenses	(13.8)	(14.6)	5.5
Total Operating Income from Continuing Operations	$227.2	$256.3	(11.4)

Operating Income Before Charges (a)

Spirits	$129.6	$133.2	(2.7)
Home and Hardware	68.0	93.1	(27.0)
Golf	51.5	53.6	(3.9)
Less:
Corporate expenses	(13.8)	(14.6)	5.5
Restructuring
and restructuring-related items	(8.1)	(9.0)	10.0
Operating Income from Continuing Operations	$227.2	$256.3	(11.4)

(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW

	Three Months Ended March 31,		2008 Full Year
	2008	2007	Targeted Range

Free Cash Flow (b)	$(193.2)	$(277.9)	$500 - 600
Less:
Taxes paid on sale of wine business	(48.0)	-	(48.0)
Add:
Net Capital Expenditures	31.9	43.7	200 - 225
Dividends Paid	64.8	59.6	260(i)
Cash Flow From Operations	$(144.5)	$(174.6)	$912 - 1,037

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders plus taxes paid on the sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(i) Assumes current dividend rate and basic shares outstanding on March 31, 2008.

EPS BEFORE CHARGES/GAINS

EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and one-time items.

For the first quarter of 2008, EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding $8.1 million ($5.2 million after tax or $0.03 per diluted share) of restructuring and restructuring-related items and V&S auction process costs of $7.3 million ($4.7 million after tax or $0.03 per diluted share).

For the first quarter of 2007, EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding $9.0 million ($5.7 million after tax or $0.03 per diluted share) of restructuring and restructuring-related items.

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended March 31,
	2008	2007	% Change

Earnings Per Common Share - Basic
Income from Continuing Operations
before Charges/Gains	0.76	0.83	(8.4)
V&S Auction Process Costs	(0.03)	-	-
Restructuring
and restructuring-related items	(0.03)	(0.03)	-

Income from Continuing Operations	0.70	0.80	(12.5)

Income from Discontinued Operations	0.08	(0.01)	-

Net Income	0.78	0.79	(1.3)

Earnings Per Common Share - Diluted
Income from Continuing Operations
before Charges/Gains	0.75	0.81	(7.4)
V&S Auction Process Costs	(0.03)	-	-
Restructuring
and restructuring-related items	(0.03)	(0.03)	-

Income from Continuing Operations	0.69	0.78	(11.5)

Income from Discontinued Operations	0.08	(0.01)	-

Net Income	0.77	0.77	-

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

The company recorded pre-tax restructuring and restructuring-related items of $8.1 million ($5.2 million after tax or $0.03 per diluted share) in the three-month period ended March 31, 2008. The charges relate to supply chain realignment and cost reduction initiatives in the home products business and targeted repositioning actions in the U.S. for the spirits segment.

	Three Months Ended March 31, 2008
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total

Spirits	$-	$-	$1.0	$1.0
Home and Hardware	2.3	2.6	2.2	7.1
Total	$2.3	$2.6	$3.2	$8.1

Income tax benefit				2.9
Net charge				$5.2
Charge per common share
Basic				$0.03
Diluted				$0.03

RECONCILIATION OF 2008 COMPARABLE NET SALES TO GAAP NET SALES

For the first quarter, Comparable Net Sales for Fortune Brands were down 7%. On a GAAP basis, Fortune Brands' Net Sales were down 5%.

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the net sales from divested entities and product lines, and the impact of third-party bottling contracts. Comparable Net Sales would also include net sales from acquisitions for the comparable prior-year period.

Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

RECONCILIATION OF 2008 EARNINGS GUIDANCE TO GAAP

For the second quarter, the company is targeting diluted EPS before charges/gains from continuing operations to be down at a high-single digit to mid-teens rate versus EPS before charges/gains from continuing operations of $1.51 in a year ago quarter. On a GAAP basis, the company is targeting diluted EPS from continuing operations to be down at a high-single-digit to mid-teens rate.

For the full year, the company is targeting diluted EPS before charges/gains from continuing operations to be in the range of flat to down at a high-single-digit rate versus EPS before charges/gains from continuing operations of $5.06 in 2007. On a GAAP basis, the company is targeting diluted EPS from continuing operations to be up low-single-digits to down-mid-single-digits.

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31,	March 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$179.4	$187.3
Accounts receivable, net	1,079.8	1,113.3
Inventories	2,173.8	2,005.2
Other current assets	458.9	447.3
Current assets of discontinued operations	-	268.0
Total current assets	3,891.9	4,021.1

Property, plant and equipment, net	1,701.2	1,704.0
Intangibles resulting from
business acquisitions, net	8,153.0	8,003.1
Other assets	418.4	348.0
Noncurrent assets of discontinued operations	-	640.4
Total assets	$14,164.5	$14,716.6

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$438.2	$825.6
Current portion of long-term debt	676.5	0.1
Other current liabilities	1,382.1	1,351.5
Current liabilities of discontinued operations	-	70.5
Total current liabilities	2,496.8	2,247.7

Long-term debt	3,569.6	5,244.2
Other long-term liabilities	1,655.6	1,764.0
Noncurrent liabilities of discontinued operations	-	77.8
Total liabilities	7,722.0	9,333.7

Minority interests	559.0	561.4

Stockholders' equity	5,883.5	4,821.5

Total liabilities and stockholders' equity	$14,164.5	$14,716.6

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income from Continuing Operations Before Charges/Gains to
ROE based on GAAP Net Income from Continuing Operations
March 31, 2008
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income from Continuing Operations Before Charges/Gains less Preferred Dividends		Equity		ROE based on Net Income from Continuing Operations Before Charges/Gains

Fortune Brands	$795.1	/	$ 5,473.1	=	14.5%

	Rolling twelve months GAAP Net Income from Continuing Operations less Preferred Dividends		Equity		ROE based on GAAP Net Income from Continuing Operations

Fortune Brands	$748.2	/	$ 5,337.1	=	14.0%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income from Continuing Operations Before Charges/Gains to
ROIC based on GAAP Net Income from Continuing Operations
March 31, 2008
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income from Continuing Operations Before Charges/Gains plus Interest Expense		Invested Capital		ROIC based on Net Income from Continuing Operations Before Charges/Gains

Fortune Brands	$973.9	/	$10,845.1	=	9.0%

	Rolling twelve months GAAP Net Income from Continuing Operations plus Interest Expense		Invested Capital		ROIC based on GAAP Net Income from Continuing Operations

Fortune Brands	$927.1	/	$10,707.5	=	8.7%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410